Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees and Shareholders
Federated Managed Allocation Portfolios:


We consent to the use of our reports dated January 25, 2008, for Federated Balanced Allocation Fund, Federated Target ETF Fund 2015, Federated Target ETF Fund 2025 and Federated Target ETF Fund 2035, portfolios of Federated Managed Allocation Portfolios incorporated herein by reference and to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.


/s/ KPMG LLP


Boston, Massachusetts
January 25, 2008